EXHIBIT 99.1

MoSys, Inc. Reports Second Quarter 2017 Financial Results

SANTA CLARA, Calif., July 17, 2017 (GLOBE NEWSWIRE) -- MoSys, Inc. (NASDAQ:MOSY), today reported financial results for the second quarter ended June 30, 2017.

Second Quarter 2017 Financial Results
Total net revenue for the second quarter of 2017 was $1.4 million, compared with $1.2 million for the previous quarter and $1.6 million for the second quarter of 2016. Product revenue for the second quarter was $1.1 million, compared with $1.0 million in the first quarter of 2017 and $1.3 million in the year-ago period.

Gross margin for the second quarter of 2017 was 47 percent, compared with 50 percent for the first quarter of 2017 and 41 percent for the second quarter of 2016.

Total operating expenses on a GAAP basis for the second quarter of 2017 were $4.4 million, compared with $4.8 million for the first quarter of 2017 and $6.5 million for the second quarter of 2016. GAAP net loss for the second quarter of 2017 was $4.0 million, or ($0.60) per share, compared with a net loss of $4.4 million, or ($0.66) per share, for the previous quarter and a net loss of $6.0 million, or ($0.91) per share, for the second quarter of 2016. Non-GAAP net loss for the second quarter of 2017 was $2.8 million, or ($0.42) per share, which excludes restructuring charges, intangible asset amortization and stock-based compensation expenses. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release. In February 2017, the Company effected a 1-for-10 reverse stock split of its common stock. All share and per share amounts in this press release have been adjusted to reflect the reverse stock split for all current and prior periods.

Management Commentary
“Second quarter 2017 IC revenue reflected an increase in shipments of our IC products, and we have received order visibility for at least the next 12 months from our lead customers and expect a meaningful increase in revenue in the second half of the year,” commented Len Perham, MoSys’ president and CEO.  “We continue to pursue new design-in opportunities for our products, and recorded an additional design win during the quarter for our Bandwidth Engine 3.”

“Also, during the quarter, we began to realize the benefits of our initial cost reduction initiatives, which we implemented early in the second quarter, resulting in non-GAAP operating expenses decreasing by 30% sequentially. We expect to implement additional cost reductions and further reduce operating expenses in the coming quarters. More recently, we successfully completed a financing that resulted in net proceeds of approximately $2.0 million, which will be used to support ongoing operations and improve our balance sheet, in combination with the reductions in costs and operating expenses.”

Financial Results Conference Call
The Company will not be hosting a conference call or webcast in conjunction with today’s release of its second quarter results.

Use of Non-GAAP Financial Measures
To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of non-cash goodwill impairment, restructuring, stock-based compensation and intangible asset amortization charges. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. MoSys’ management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated July 17, 2017 that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release may contain forward-looking statements about the Company, including, without limitation, anticipated benefits and performance expected from its IC products and the Company’s future markets and future business prospects. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

  a lack of working capital to fund continued product development and growth;
  achieving additional IC design wins;
  commencing volume shipments of Bandwidth Engine ICs;
  the timing of customer orders and product shipments;
  our ability to enhance our existing proprietary technologies and develop new technologies;
  achieving necessary acceptance and adoption of our IC architecture and interface protocols by potential customers and their suppliers;
  difficulties and delays in the development, production, testing and marketing of our ICs;
  reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  our lack of recent experience as a fabless semiconductor company making and selling proprietary ICs;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our customers and our operations; and

other risks identified in the company’s most recent report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future. There can be no assurance that MoSys’ review of strategic alternatives will result in any specific action.

About MoSys, Inc.
MoSys, Inc. (NASDAQ:MOSY) is a fabless semiconductor company enabling leading equipment manufacturers in the data center, networking and communications systems markets to address the continual increase in Internet users, data and services. More information is available at www.mosys.com.

Bandwidth Engine and MoSys are registered trademarks of MoSys, Inc. in the US and/or other countries. All other marks mentioned herein are the property of their respective owners.

(Financial Tables to Follow)

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2017	2016	2017	2016

Net Revenue
Product		$1,111	$1,287	$2,066	$2,407
Royalty and other		273	346	530	677
	Total net revenue	1,384	1,633	2,596	3,084

Cost of Net Revenue		732	963	1,334	1,826

Gross Profit		652	670	1,262	1,258

Operating Expenses
Research and development		2,313	4,884	5,798	10,116
Selling, general and administrative		1,101	1,577	2,415	3,093
Restructuring charges		1,002	-	1,002	676
	Total operating expenses	4,416	6,461	9,215	13,885

Loss from operations		(3,764)	(5,791)	(7,953)	(12,627)

Other expense, net		(230)	(213)	(446)	(242)
Net Loss		$(3,994)	$(6,004)	$(8,399)	$(12,869)

Net loss per share
Basic and diluted		$(0.60)	$(0.91)	$(1.26)	$(1.95)

Shares used in computing net loss per share
Basic and diluted		6,677	6,598	6,662	6,583

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

		June 30,	December 31,
		2017	2016

Assets
Current assets:
	Cash, cash equivalents and investments	$2,743	$9,768
	Accounts receivable, net	522	559
	Inventories	1,048	1,451
	Prepaid expenses and other	1,124	473
	Total current assets	5,437	12,251

Property and equipment, net		885	1,274
Goodwill		13,276	13,276
Other		290	344
	Total assets	$19,888	$27,145

Liabilities and Stockholders’ Equity
Current liabilities:
	Accounts payable	$165	$561
	Deferred revenue	1,273	271
	Accrued expenses and other	2,094	2,502
	Total current liabilities	3,532	3,334

Notes payable		8,702	8,250
Other		391	233
	Total liabilities	12,625	11,817

Stockholders' equity		7,263	15,328

	Total liabilities and stockholders’ equity	$19,888	$27,145

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2017	2016	2017	2016

GAAP net loss		$(3,994)	$(6,004)	$(8,399)	$(12,869)
	Stock-based compensation expense
-	Research and development	102	383	211	821
-	Selling, general and administrative	69	162	145	329
	Total stock-based compensation expense	171	545	356	1,150

	Restructuring charges	1,002	-	1,002	676
	Amortization of intangible assets	28	27	56	55

Non-GAAP net loss		$(2,793)	$(5,432)	$(6,985)	$(10,988)

GAAP net loss per share		$(0.60)	$(0.91)	$(1.26)	$(1.95)
	Reconciling items
-	Stock-based compensation expense	0.03	0.08	0.06	0.18
-	Restructuring charges	0.15	-	0.15	0.10
-	Amortization of intangible assets	-	-	-	-

Non-GAAP net loss per share: basic and diluted		$(0.42)	$(0.83)	$(1.05)	$(1.67)

Shares used in computing non-GAAP net loss per share
	Basic and diluted	6,677	6,598	6,662	6,583

Contacts:
Jim Sullivan, CFO
MoSys, Inc.
+1 (408) 418-7500
jsullivan@mosys.com

Beverly Twing, Sr. Acct. Manager
Shelton Group, Investor Relations
+1 (214) 272-0089
btwing@sheltongroup.com